EXHIBIT 1

                         AMENDED JOINT FILING AGREEMENT

         The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of Fischer Imaging Corporation, and hereby affirm that this Schedule 13D is being filed on behalf of each of the undersigned.

Dated: April 11, 2005             COMVEST INVESTMENT PARTNERS II LLC

                                  By: ComVest II Partners, LLC, its managing
                                      member

                                          By: /s/Michael S. Falk
                                              ----------------------------------
                                              Name:  Michael S. Falk
                                              Title: Managing Member

Dated:  April 11, 2005            COMVEST II PARTNERS, LLC

                                          By: /s/ Michael S. Falk
                                              ----------------------------------
                                              Name:  Michael S. Falk
                                              Title: Managing Member

Dated:  April 11, 2005            COMMONWEALTH ASSOCIATES GROUP HOLDINGS, LLC

                                  By: /s/Michael S. Falk
                                      ------------------------------------------
                                      Name:  Michael S. Falk
                                      Title: Chairman and Managing Member

                                  /s/Michael S. Falk
Dated:  April 11, 2005            ----------------------------------------------
                                  Michael S. Falk, Individually

                                  /s/Robert L. Priddy
Dated:  April 11, 2005            ----------------------------------------------
                                  Robert L. Priddy, Individually